EXHIBIT 99.1

Octillion Announces Appointment of Nanostructured Inorganic Photovoltaic Researcher to Advisory Board

Auburn Hills, MI – June 26, 2008 – Octillion Corp. (Symbol: OCTL), a next-generation alternative and renewable energy technology incubator, today announced the appointment of nanostructured photovoltaic and sustainable materials expert Dr. Jeffrey R. S. Brownson of the Penn State University to the Company’s Advisory Board.

Enhancing the Company’s ongoing development of a spectrally selective, nanosilicon-enabled inorganic photovoltaic for use in glass windows and skylights, Dr. Brownson brings highly relevant industry experience with the Cardinal Coated Glass Company, exceptional proficiency in the synthesis, characterization, and deposition of photovoltaic and photocatalytic nanomaterials, and unparalleled access to equipment and resources through the National Nanotechnology Infrastructure Network (www.nnin.org), the Materials Research Institute (www.gonano.psu.edu), and the Penn State Institutes of Energy and the Environment (http://www.environment.psu.edu).

“Dr. Brownson brings an unusually complementary set of values, skills, and experiences to the Octillion team,” stated Mr. Nicholas S. Cucinelli, President and CEO of Octillion Corp.  “His views on sustainability and ‘environmental premeditation’ in materials synthesis are entirely consistent with our efforts to use one of the most abundant materials in the Earth’s crust—silicon—to produce a truly transparent photovoltaic window with a high net-energy ratio, excellent optical properties, and sound economics.”

Dr. Brownson’s widely published research and leadership efforts include the innovative science blog Nanomech in Photovoltaics (http://nanoparis.blogspot.com), which is dedicated to the “interdisciplinary exploration of third generation photovoltaics, environmental technology, and scientific philosophy.”  He is the faculty director for the 2009 Penn State Solar Decathlon team, Natural Fusion (www.solar.psu.edu) and author of several highly relevant papers such as “FTIR Study of Methanol and Ethanol Interactions with Anatase Surfaces with Respect to UV Irradiation” (Journal of Physical Chemistry B, 2006) and “Electrophoretic Deposition of Template-Free ZnO Nanorod Films” (ECS Transactions 2007).

“It has been a great pleasure to get to know Mr. Cucinelli and learn about Octillion’s substantial efforts toward creating a transparent nanostructured solar device,” stated Dr. Brownson. “I’m honored to join the exceptional team Mr. Cucinelli is assembling; critical thinkers with diversified backgrounds who can add context to the significant energy challenges at hand.”

Dr. Brownson continued, “Octillion resonates with me and the bright young minds I work with for pursuing basic materials research within a context of building integrated photovoltaic (BIPV) design.  The PV window concept is exciting from an energy and architectural standpoint, and there is ample work to be done in developing a figure of merit that accurately quantifies the value of the viewscape, daylighting, energy production, and solar heat gain control attributes of such a product.  Furthermore, Mr. Cucinelli’s vision for a truly novel, sustainability-oriented business model is exactly suited to the mind set of the current generation of researchers and students.”

Before joining the faculty at The Pennsylvania State University in 2007, Dr. Brownson completed two Post-Doctoral programs: one with Cardinal Glass CG (Spring Green, WI), where he developed photocatalytic thin films on glass, synthesized nanostructured metal oxides for inorganic solar cell devices, and assembled and characterized quantum dot solar cell devices; and a second at the Institut de Chimie et Matériaux de Paris-Est, CNRS (Centre National de la Recherche Scientifique), Thiais, France where he synthesized metal chalcogenide and metal oxide/hydroxide thin films on transparent conductive electrodes, electrodeposited light-absorbing nanoparticles over mesoporous TiO2 thin films for inorganic-sensitized photovoltaic cells, and synthesized inorganic fullerines by ultrasonic spray thermolysis.

Mr. Cucinelli continued, “I expect Dr. Brownson’s prior experience with Cardinal Glass and CNRS, his access to the Penn State Materials Research Institute and broader resources of the NNIN, and his hands-on work with the 2009 PSU Solar Decathlon team to significantly enhance and further inspire our ongoing work with our research.  Dr. Brownson’s collaborative and interdisciplinary approach to scientific research and problem solving is a perfect fit within the growing Octillion team.”

Dr. Brownson holds a PhD in Environmental Chemistry and Technology and an M.S. degree in Geology, both from the University of Wisconsin, Madison, where he specialized in the synthesis and characterization of metal oxide nanoparticles for high surface area applications, ultrasonic spray delivery for thin-film deposition, and surface characterization using High Resolution Transmission Electron Microscopy (HRTEM).  He also holds a B.S. in Geology (Magna cum laude) from the University of North Dakota.

About Octillion Corp.

Octillion Corp., together with its wholly owned subsidiaries, is a next generation technology incubator focused on the identification, acquisition, development, and commercialization of alternative and renewable energy technologies.

Through established relationships with universities, research institutions, government agencies, and start-up companies, we strive to identify technologies and business opportunities on the leading edge of innovation that have the potential of serving significant and unmet market needs.

Once a technology has been identified, we fund the research and development activities relating to the technology with the intention of ultimately, if warranted, licensing, commercializing and marketing the subject technology, either through internal resources, collaborative agreements or otherwise.

Unique to our business model is the use of established research infrastructure owned by the various organizations we work with, saving us significant capital which would otherwise be required for such things as land and building acquisition, equipment and furniture purchases, and other incidental start up costs. As a result, we are able to benefit from leading edge research and development while employing significantly less capital than conventional organizations.

Among our current research and development activities is the development of a technology that could adapt existing home and office glass windows into ones capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

The technological potential of adapting existing glass windows into ones capable of generating electricity from the sun’s solar energy has been made possible through a ground breaking discovery of an electrochemical and ultrasound process that produces identically sized (1 to 4 nanometers in diameter) highly luminescent nanoparticles of silicon that provide varying wavelengths of photoluminescence with high quantum down conversion efficiency of short wavelengths (50% to 60%).

When thin films of silicon nanoparticles are deposited (sprayed) onto silicon substrates, ultraviolet light is absorbed and converted into electrical current. With appropriate connections, the films act as nanosilicon photovoltaic solar cells that convert solar radiation to electrical energy.

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